UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2014

KBS REAL ESTATE INVESTMENT TRUST II, INC.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	000-53649	26-0658752
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

620 Newport Center Drive, Suite 1300
Newport Beach, California 92660
(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
Disposition of Torrey Reserve West
On September 9, 2010, KBS Real Estate Investment Trust II, Inc. (the “Company”), through an indirect wholly owned subsidiary, KBSII Torrey Reserve West, LLC, purchased three two-story office buildings containing 118,030 rentable square feet located on approximately 7.1 acres of land in San Diego, California (“Torrey Reserve West”). On July 10, 2014, the Company sold Torrey Reserve West to CSHV Torrey Reserve West, LLC (the “Purchaser”), the wholly owned subsidiary of California State Teachers’ Retirement System, for $39.2 million. The aggregate cost of Torrey Reserve West was $28.8 million, which includes the initial purchase price of $27.1 million plus capital expenditures since acquisition of $1.3 million and acquisition fees and expenses of $0.4 million. The Purchaser is not affiliated with the Company or its advisor.
On July 10, 2014, in connection with the disposition of Torrey Reserve West, the Company repaid $16.8 million of the outstanding principal balance due under a portfolio mortgage loan, which was partially secured by Torrey Reserve West.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST II, INC.

Dated: July 10, 2014	BY:	/s/ David E. Snyder
David E. Snyder
Chief Financial Officer